Exhibit 5(a)

                    [LETTERHEAD OF MDU RESOURCES GROUP, INC.]


                                 March 31, 2003




MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650 Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company"). This opinion is being rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, (the "Securities Act"), for the registration of the sale by the Company from time to time of up to $500,000,000 in aggregate amount of (i) debt securities (the "Debt Securities") and (ii) common stock, par value $1.00 per share (the "Stock") together with the preference share purchase rights attached thereto (the "Rights").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank Minnesota, N.A. (formerly, Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto, pursuant to which the Rights were created, (iii) the orders of the Federal Energy Regulatory Commission, dated November 1, 2002, the Montana Public Service Commission, dated November 19, 2002, and the Public Service Commission of Wyoming, dated November 14, 2002 (collectively, the "Orders"), and (iv) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based on the foregoing, subject to the limitations and qualifications contained in this opinion, and provided the Orders remain in full force and effect and have not been amended, rescinded or repealed, I am of the opinion that:

    1. The Company is a corporation validly organized and existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the States of Minnesota, Montana, North Dakota, South Dakota, and Wyoming.

    2.   When


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         (a)   the Registration Statement shall have become effective
               under the Securities Act,

         (b) an Indenture between the Company and the Bank of New York in substantially the form attached to the Registration Statement as Exhibit 4(d) (the "Indenture") with respect to the Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Indenture; and

         (c) the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Indenture, the Debt Securities will be valid, legal and binding obligations of the Company (except as the same may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other remedy and (y) concepts of materiality, reasonableness, good faith, fair dealing and equitable subordination).

         3.    When

         (a) the Registration Statement shall have become effective under the Securities Act,

         (b) the Company's Board of Directors or a duly authorized committee thereof shall have (i) approved the issuance and sale of the Stock by the Company, (ii) fixed or otherwise determined the consideration to be received therefor, (iii) approved the form and substance of the documents to be used in connection with the issuance and sale of such Stock (the "Stock Sale Documents"), and (iv) taken, or delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Stock,

         (c) the Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided, and


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


         (d) the Stock shall have been duly issued and delivered by the Company for the consideration set forth in the Registration Statement and in accordance with the actions hereinabove mentioned,

               the Stock will be validly issued, fully paid and non-assessable.

    4. The Rights, when issued as contemplated in the Registration Statement, will be validly issued and will represent legally binding obligations of the Company under the laws of the State of Delaware.

     I am a member of the North Dakota and Montana Bars and do not hold myself out as an expert on the laws of Minnesota, South Dakota or Wyoming, but I have made a study through counsel located in such jurisdictions or otherwise of such jurisdictions insofar as such laws are involved in the conclusions expressed in this opinion. Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Thelen Reid & Priest LLP, counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Lester H. Loble, II
                                    ------------------------------------
                                    LESTER H. LOBLE, II
                                    EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                    AND SECRETARY